For the fiscal year ended:  September 30, 2002.

File number: 811-7343

The Prudential Investment Portfolios, Inc.
	Prudential Jennison Equity Opportunity Fund   (Series 2)

                                      SUB-ITEM 77-0

                                        EXHIBITS

            Transactions Effected Pursuant to Rule 10f-3

Ia.

1.   Name of Issuer
        Premcor Inc.

2.   Date of Purchase
         4/29/2002

3.   Number of Securities Purchased
          121,600

4.   Dollar Amount of Purchase
          $2,918,400

5.   Price Per Unit
          $24.00

6.   Name(s) of Underwriter(s) or Dealer(s)
        From whom Purchased
         Morgan Stanley; Goldman Sachs;
         Credit Suisse First Boston; Salomon Smith Barney;
         Deutsche Bank and Bear Stearns

7. 	Other members of the Underwriting Syndicate:

        Morgan Stanley & Co. Incorporated
		Credit Suisse First Boston Corporation
		Goldman, Sachs & Co.
		Salomon Smith Barney Inc.
		Deutsche Bank Securities Inc.
		Bear, Stearns & Co. Inc.
		Credit Lyonnais Securities (USA) Inc.
		Fahnestock & Co. Inc.
		Friedman, Billings, Ramsey & Co., Inc.
		Petrie Parkman & Co.
		Prudential Securities Incorporated
		Raymond James & Associates, Inc.
		Roberson Stephens, Inc.
		Smith, Moore & Co.
		TD Securities (USA) Inc.









            T:\Cluster 1\N-SAR\PIP\11-02\77O series 2.doc